As filed with the Securities and Exchange Commission on September 25, 2003
Registration No. 333-95629

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
To
FORM S-8
 REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

California	94-3125814

(State of incorporation)	(I.R.S. Employer Identification Number)

3560 Bassett Street
Santa Clara, California 95054
(Address, including zip code of Registrant’s principal executive offices)

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Kevin Fairbairn
President and Chief Executive Officer
Intevac, Inc.
3560 Bassett Street
Santa Clara, CA 95054
(408) 986-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Herbert P. Fockler, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on January 28, 2000 (File No. 333-95629).

No exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE

     The Registrant registered 250,000 shares of its Common Stock (the “Registered Shares”) for future issuance under its Employee Stock Purchase Plan (the “ESPP”) pursuant to a Registration Statement on Form S-8 (File No. 333-95629) filed with the Securities and Exchange Commission on January 28, 2000. The Registrant now has adopted a new plan, the Intevac, Inc. 2003 Employee Stock Purchase Plan (the “2003 ESPP”), to which shares remaining available for issuance under the ESPP may be transferred for the purpose of future employee stock purchases under the 2003 ESPP. As of September 25, 2003, a total of 108,197 shares of the Registered Shares had not been issued under the ESPP prior to the termination of such plan effective July 31, 2003. This post-effective Amendment is being filed to deregister all shares of the Registrant’s stock reserved for issuance under the ESPP that have not yet been issued.

     Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-8 the 108,197 shares of its Common Stock that have not been and will not be issued under the ESPP. A new Form S-8 Registration Statement will be filed by the Registrant to register shares issuable under the 2003 ESPP.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of September 2003.

INTEVAC, INC.

By:	/s/ Charles B. Eddy, III

Charles B. Eddy, III Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Fairbairn and Charles B. Eddy, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 25, 2003:

Signature	Title

/s/ Kevin Fairbairn Kevin Fairbairn	President and Chief Executive Officer (Principal Executive Officer)

/s/ Norman H. Pond Norman H. Pond	Chairman of the Board

/s/ Charles B. Eddy, III Charles B. Eddy, III	Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ David S. Dury David S. Dury	Director

/s/ Robert D. Hempstead Robert D. Hempstead	Director

/s/ David N. Lambeth David N. Lambeth	Director

/s/ Robert Lemos Robert Lemos	Director

/s/ H. Joseph Smead H. Joseph Smead	Director

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